Orion Marine Announces Changes in its Management Structure
HOUSTON, February 27, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today announced changes in its management structure.
On February 25, 2014, Mike Pearson, Orion Marine Group’s President and Chief Executive Officer, notified the Company’s Board of Directors of his plans to retire from the Company at the end of 2014, but continue as a Director. As a result, the Board has begun to implement its succession plan and is working with Mr. Pearson to provide for a smooth transition over the next ten months. Under the Board’s transition plan, Mr. Pearson has relinquished his President title, but will remain Chief Executive Officer until December 31, 2014. At that time, he will retire, but will remain a Director of the Company.
Mr. Pearson stated, “Over my tenure at Orion we have had solid growth in our operational assets and capabilities, broadened our talented workforce, expanded our permanent presence into new markets, and managed through a significant downturn in the economy. Orion Marine Group is well positioned for the future and for continued growth. Being Chief Executive Officer of this Company has been a great honor and I am proud of our many accomplishments."
Today the Board announced it has named Mark R. Stauffer as President of Orion Marine Group. Mr. Stauffer has over 28 years of experience, has overseen the daily field operations of the Company since 2011, and has been a part of operations and management oversight since he joined the Company in 1999. Further, Mr. Stauffer has been integral to the development and ongoing growth strategy of the Company, including managing through the recent economic downturn. Mr. Stauffer has served as the Company’s Chief Financial Officer since 1999, Executive Vice President since 2007, and served as Secretary from 2004 until 2007. The Board will begin working with Mr. Pearson to transition the duties of Chief Executive Officer to Mr. Stauffer by the end of the year, when he will assume the Chief Executive Officer title, in addition to retaining the President title.
“We are pleased Mark has been named Orion Marine Group’s President and then will assume the CEO duties beginning in 2015,” said Richard Daerr, Orion Marine Group’s Chairman of the Board of Directors. “Mark has been instrumental in developing the Company alongside Mike and he possess the right skill set to continue the growth of the Company into the future. Mark has a proven track record of execution and a clear vision for the future expansion of the Company. We believe Mark has the proven ability to assume the position of CEO and will work well to execute the strategic vision of the Company when Mike retires.
I would like to thank Mike for the excellent job he has done and continues to do as CEO. Mike has been a valuable asset and has successfully lead the Company through a very difficult economic time. We believe Mike will continue to be an asset as he continues to serve on the Board.”
Additionally, Christopher J. DeAlmeida has been named Orion Marine Group's Vice President and Chief Financial Officer. Mr. DeAlmeida, is an accomplished financial executive with over 15 years of public company accounting and financial management experience and has overseen most of the Company’s daily financial and accounting responsibilities since 2012, when he was named Vice President, Finance and Accounting. Prior to that Mr. DeAlmeida served as the Company’s Director of Finance from 2011 to 2012 and served as Director of Investor Relations from 2007 to 2011. Prior to joining Orion, Mr. DeAlmeida held progressively responsible positions in accounting, finance and investor relations with Continental Airlines, Inc. (NYSE: UAL) and BMC Software, Inc.
Mr. Pearson commented, “The appointment of Mark as President and Chris as Chief Financial Officer is the first step in our succession plan with the ultimate goal of transitioning the full responsibilities of Chief Executive Officer to Mark when I retire. I am confident that Mark, Chris and the rest of the management team will be successful in continuing to grow the Company, as they have been instrumental in achieving our growth to date. Through the remainder of the year, I will be actively engaged with Mark and the Board during this transition. From there, I am excited to remain on the Board of Directors and look forward to supporting the continued solid growth of the Company as we move forward."
About Orion Marine Group
Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Alaska, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers’ marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.
Forward-Looking Statements
The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘could’, ‘should’, ‘seeks’, ‘approximately’, ‘intends’, ‘plans’, ‘estimates’, or ‘anticipates’, or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options, which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company’s fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options, which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company’s plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.
Please refer to the Company’s Annual Report on Form 10-K, filed on March 6, 2013, which is available on its website at www.orionmarinegroup.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.
SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Drew Swerdlow, Sr. Analyst, Finance & Investor Relations, 713-852-6582